                                                                   EXHIBIT 4.45



                                  CAPITAL NOTE
$1,684,987.01
                                                          PARSIPPANY, NEW JERSEY
                                                               December 30, 1993


       FOR VALUE RECEIVED, the undersigned, MISSISSIPPI-34 CELLULAR CORPORATION, a Mississippi corporation (the "Borrower"), hereby unconditionally promises to pay to the order of AT&T CREDIT CORPORATION, a Delaware corporation (the "Lender"), at its offices at 2 Gatehall Drive, Parsippany, New Jersey 07054, or at such other place as the holder of this Capital Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Six Hundred Eighty Four Thousand Nine Hundred Eighty Seven and 01/100 ($1,684,987.01), together with interest on the principal balance remaining from time to time unpaid at the rate provided below from the date such principal is advanced until payment in full thereof. This Capital Note is referred to in and was executed and delivered pursuant to Section 2.04 of that certain Loan and Security Agreement dated as of December 30, 1993 by and between the Borrower and the Lender (the "Loan Agreement"), to which reference is hereby made for a statement of terms and conditions under which the Capital Loans evidenced hereby are being made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Capital Note as defined in the Loan Agreement.

       The principal indebtedness evidenced hereby shall be payable in twenty-two (22) consecutive quarterly installments, as set forth on Schedule A attached hereto. The principal amount hereof may be prepaid only in accordance with the terms of the Loan Agreement.

       Borrower further promises to pay interest on the outstanding unpaid principal amount hereof which remains unpaid from the date hereof until payment in full hereof at the per annum rate equal to 6.38%, payable quarterly in arrears on the Payment Dates and subject to capitalization of the interest payable prior to the Commitment Termination Date in accordance with the provisions of Section 2.05 of the Loan Agreement, and calculated on the basis of a 360-day year comprised of twelve 30 day months, compounded monthly; provided, however that if Borrower shall default in the payment of the principal or interest hereof, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to four percent (4%) per annum above the rate of interest that would otherwise be applicable, from the date such payment is due to the date of actual payment, and if any other Event of Default occurs and is continuing, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to two percent (2%) per annum above the rate of interest that would otherwise be applicable until such Event of Default is cured.

       If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of New Jersey, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. Checks, drafts or similar items of payment received by the Lender shall not constitute payment until the same is honored by the Lender's depository bank, and final settlement thereof is reflected by irrevocable credit to the lender's account in such bank, BUT SOLELY FOR THE PURPOSE OF COMPUTING INTEREST EARNED BY THE LENDER, CREDIT SHALL BE GIVEN TO THE BORROWER ON THE BUSINESS DAY SUCH ITEM OR PAYMENT IS RECEIVED BY THE LENDER. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess interest to Borrower.

       Except as otherwise agreed in the Loan Agreement, payments received by the Lender from the Borrower on this Capital Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance.

       Presentment, protest and notice of nonpayment are hereby waived by the Borrower.

       This Capital Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of New Jersey. Whenever possible each provision of this Capital Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Capital Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Capital Note. whenever in this Capital Note reference is made to the Lender or Borrower, such reference is made to include, as applicable, a reference to their respective successors and assigns. The provisions of this Capital Note shall be binding upon and inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.


                                   MISSISSIPPI-34 CELLULAR
                                           CORPORATION

                                   By:       /s/ [ILLEGIBLE]
                                           ------------------------------------
                                   Its:      President
                                           ------------------------------------

                                PAYMENT SCHEDULE

                         DATED AS OF DECEMBER 30, 1993

                BEG. PRINCIPAL       PRINCIPAL        PRINCIPAL       ENDING PRINCIPAL
QUARTER             BALANCE           REPYMT %       AMORTIZATION         BALANCE              INTEREST         TOTAL PAYMENT
-----------------------------------------------------------------------------------------------------------------------------
                 1,684,987.01

    1            1,684,987.01                                               1,712,612.51          27,625.50           0.00

    2            1,712,612.51                                               1,740,074.17          27,461.66           0.00

    3            1,740,074.17                                               1,767,976.17          27,902.00           0.00

    4            1,767,976.17                                               1,796,325.58          28,349.41           0.00

    5            1,796,325.58                                               1,825,129.57          28,803.99           0.00

    6            1,825,129.57                                               1,854,395.43          29,265.86           0.00

    7            1,854,395.43                                               1,884,130.57          29,735.14           0.00

    8            1,884,130.57                                               1,914,342.51          30,211.94           0.00

    9            1,914,342.51                                               1,945,038.90          30,696.39           0.00

   10            1,945,038.90                                               1,976,227.50          31,188.60           0.00

   11            1,976,227.50                                               2,007,916.21          31,688.71           0.00

   12            2,007,916.21                                               2,040,113.05          32,196.84           0.00

   13            2,040,113.05                                               2,072,826.16          32,713.11           0.00

   14            2,072,826.16                                               2,106,063.83          33,237.67           0.00

   15            2,106,063.83            1.00%          21,060.64           2,085,003.19          33,770.63      54,831.27

   16            2,085,003.19            1.00%          21,060.64           2,063,942.55          33,432.92      54,493.56

   17            2,063,942.55            1.90%          40,015.21           2,023,927.34          33,095.22      73,110.43

   18            2,023,927.34            1.90%          40,015.21           1,983,912.13          32,453.58      72,468.79

   19            1,983,912.13            1.90%          40,015.21           1,943,896.92          31,811.93      71,827.15

   20            1,943,896.92            1.90%          40,015.21           1,903,881.70          31,170.29      71,185.50

   21            1,903,881.70            3.75%          78,977.39           1,824,904.31          30,528.65     109,506.04

   22            1,824,904.31            3.75%          78,977.39           1,745,926.92          29,262.25     108,239.65

   23            1,745,926.92            3.75%          78,977.39           1,666,949.52          27,995.85     106,973.25

   24            1,666,949.52            3.75%          78,977.39           1,587,972.13          26,729.45     105,706.85

   25            1,587,972.13            4.75%         100,038.03           1,487,934.10          25,463.06     125,501.09

   26            1,487,934.10            4.75%         100,038.03           1,387,896.06          23,858.95     123,896.98

   27            1,387,896.06            4.75%         100,038.03           1,287,858.03          22,254.85     122,292.88

   28            1,287,858.03            4.75%         100,038.03           1,187,820.00          20,650.74     120,688.77

   29            l,187,820.00            6.00%         126,363.83           1,061,456.17          19,046.64     145,410.47

   30            1,061,456.17            6.00%         126,363.83             935,092.34          17,020.40     143,384.23

   31              935,092.34            6.00%         126,363.83             808,728.51          14,994.16     141,357.99

   32              808,728.51            6.00%         126,363.83             682,364.68          12,967.92     139,331.75

   33              682,364.68            8.10%         170,591.17             511,773.51          10,941.68     181,532.85

   34              511,773.51            8.10%         170,591.17             341,182.34           8,206.26     178,797.43

   35              341,182.34            8.10%         170,591.17             170,591.17           5,470.84     176,062.01

   36              170,591.17            8.10%         170,591.17                   0.00           2,735.42     173,326.59

                              NOTICE OF BORROWING
                          IN RESPECT OF CAPITAL LOANS


TO:              AT&T Credit Corporation

DATED:           December 28, 1993

Gentlemen:

     The undersigned, Mississippi-34 Cellular Corporation (the "Borrower"), refers to that certain Loan and Security Agreement dated as of December 20, 1993 (the "Loan Agreement", the terms defined therein used herein as therein defined) between AT&T Credit Corporation (the "under") and the Borrower, and hereby gives the under notice, irrevocably, pursuant to Section 2.03(b) of the Loan Agreement that the undersigned hereby requests a Capital Loan under the Loan Agreement, and in that connection sets forth below the information relating to such Capital Loan (the "Proposed Loan") as required by Section 2.03(b) of the loan Agreement:

          (i)    The Business Day of the Proposed Loan is December 30, 1993;

          (ii) The proceeds of the Proposed Loan are to be used for the purposes as specified on Schedule A attached hereto:

          (iii) The bank account into which the proceeds of the Proposed Loan are to be transferred is account no. 01-095366-01 maintained at Calcasieu Marine National Bank.

          (iv) The ABA number of the above referenced bank is 065200188, and the name and address, phone and fax numbers of the contact person at such bank, are as follows:

                             Calcasieu Marine National Bank
                             Attn: Keren Viator
                             One Lakeshore Drive
                             Lake Charles, LA 70629

                             Telephone Number:     318-494-3411
                             Fax Number:           318-494-3401

          (v)    The aggregate amount of the Proposed Loan is $3,823,737.29;
and

           (vi)   The Proposed Loan is to bear interest at the Variable Rate

                             AT&T                 6.13
                             NON AT&T             6.38

           The undersigned hereby certifies that the following statements are true on the Business Day of the Proposed Loan:

           (A) The representations and warranties contained in Article III of the Loan Agreement and contained in the other Loan Documents are correct in all material respect, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on as of such date;

           (B) No event has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds therefrom, which constitutes either an Event of Default or an event which but for the requirement that notice be given and/or the elapse of time, would constitute an Event of Default; and

           (C) All agreements and all conditions to the Proposed Loan, contained in the Loan agreement or any other of the loan Documents which are required to be performed or satisfied by the Borrower on the date hereof or by the Business Day of the Proposed Loan have been and will be performed and satisfied.

           The undersigned hereby certifies that in accordance with
Section 6.02 of the Loan Agreement the proceeds of the Proposed Loan shall be used only for purposes specifically described in the Business Plan.

                                           Very truly yours,
                                           Mississippi-34 Cellular Corporation

                                           /s/ ROBERT PIPER

                                           By:     Robert Piper
                                           Its: Secretary/Treasurer

                                                                        12/29/93
                                                                         8:57 AM

                                   SCHEDULE A
                               DRAWDOWN NEEDED AT
                           EXECUTION OF LOAN DOCUMENT

AT& T EQUIPMENT:

Grenada Cell
Indianola Cell
Cleveland Cell
Oakland Cell                   1,005,411


IMS                              949,249

Engineering                       39,500

Transportation/Tax               144,676
                                 -------

                                                  2,138,836
AT&T FINANCE:

Origination Fee                  124,753
                                 -------
                                                    124,753
                                                    -------
TOTAL AT&T DRAW:                                                   2,263,589
                                                                   =========
NON AT&T:

 Cell Site Engineering                              827,476

 Buildings                                          242,500

 Working Capital                                    490,172
                                                    -------
TOTAL NON AT&T DRAW:                                               1,560,148
                                                                   =========


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